ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

This Intellectual Property Assignment Agreement (this "Assignment"), dated as of August 15th, 20107, by and between Mr. Nir Bar, Israeli I.D. number 029437795 (the "Assignor") and to the benefit of Fits My Style Inc., a corporation registered under the laws of the State of Nevada (the "Assignee").

Now therefore, the parties hereto have agreed as follows:

1.
Confirmation & Assignment. The Assignor hereby confirms and covenants that any and all developments, discoveries, techniques, inventions and improvements, methods, know-how, processes, formulae, data, data bases, computer programs, computer code, source code, software, hardware, patents, patent applications and all patentable materials, models, designs (whether registered or not), copyrights and all copyrightable materials, trade secrets, trademarks, trade names, proprietary information, concepts and ideas pertaining to the products and services of "Fits My Style," and all documentation related therewith, that it has made, developed, discovered, invented, conceived or created, either solely or jointly with others, prior to the date of this Assignment (all of the above, the “IP”), were made for and on behalf of the Company and are the sole property of the Company; and, to the extent required, the Assignor hereby assigns and transfers to Company, its successors, assigns or nominees, all of its rights, titles and interests in and to the IP, including without limitation in and to all intellectual property rights associated therewith (such as patents, copyrights, mask work rights, etc.) and all other present and future rights in relation thereto and/or arising therefrom (all of the above, including the IP, hereinafter: “IP Rights”), it being clarified that such assignment includes all rights to sue for and receive remedies against past, present and future infringements of any and all of the foregoing rights.

2.
The Assignor covenants and agrees to assist the Assignee and its assigns in every proper and reasonable way to secure the Assignee rights in the IP Rights in any and all jurisdictions and, to the extent required, to effect the assignment and transfer to the Assignee of the IP Rights, including without limitation the disclosure to the Assignee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assurances, assignments and all other instruments which the Assignee shall deem necessary or expedient in order to apply for and obtain any copyrights, patents, mask work rights and all other intellectual property rights relating thereto and to effect the assignment.

3.
Issuance of Shares.  In consideration for the assignment of the IP Rights to the Assignee, the Assignee hereby agrees to issue to the Assignor 490,000 shares of common stock, par value $0.001 per share of the Assignee.

4.
Delivery of Documents.  The Assignor confirms that it has delivered to the Assignee any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items that were in its possession in relation to the IP Rights.

5.	Representations and Undertakings of the Assignor. The Assignor hereby confirms, acknowledges, covenants, represents and warrants that:

5.1.
It has developed the IP without utilizing proprietary rights or information of any third party and without conflicting with or infringing the rights of any third party. It exclusively owns all rights, titles and interests in and to the IP free and clear of any liens, encumbrances, pledges, charges, security interests or, to the best of its knowledge, any other third party rights of any kind or nature whatsoever by virtue of the use of the IP Rights. It has full and sole ownership to the IP and IP Rights. It has full power and authority to make the assignment of the IP to the Assignee as contemplated hereunder.

5.2.	It has no knowledge of any suit or threatened suit against it or any third party alleging infringement of any intellectual property rights of any third party by virtue of the use of the IP.

5.3.	It has no rights or claims whatsoever in or with respect to the IP and/or the IP Rights, and that said IP and IP Rights shall be solely the property of the Assignee.

5.4.	It has not granted, and it has no knowledge of any, options, licenses, rights or agreements of any kind relating to the IP Rights.

5.5.
It undertakes to keep in full and absolute confidence all information, written or oral, comprising the IP Rights and pertaining thereto, and shall not use such information or any part thereof, directly or indirectly, in whole or in part, for any purpose whatsoever, other than for the benefit of the Assignee.

5.6.
It hereby irrevocably appoints the Assignee, its successors and assigns or other legal representatives, as its true and lawful attorneys to execute such further documents and instruments, and do such other acts and things as may be necessary or appropriate to in order to give effect to the intentions of the parties hereof.

5.7.	It is entitled to assign to the Assignee all its rights, titles and interests in and to the IP Rights and any other rights related thereto.

6.
No Claims. The Assignor hereby confirms and undertakes that it does not have at present and will not have in the future, any claims and/or demands against the Company with respect to the IP and/or the IP Rights.

7.	General Provisions.

7.1.	Governing Law. This Agreement shall be exclusively governed by the laws of the State of New York (without regard to the principles of conflict of laws thereof).

7.2.
 Successors and Assigns.  This Agreement will be binding upon the Assignor's heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment as of the date first above written.

By:/s/ Nir Bar	By:/s/ Guy Turnowsky

Nir Bar	Guy Turnowsky Member of the Board – Fits My Style Inc.